Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Moderna, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rules 457(c) and 457(h)	15,271,788 (2)	$87.05 (3)	$1,329,409,145.40	0.0001476	$196,220.79

Total Offering Amounts					$1,329,409,145.40		$196,220.79

Total Fee Offsets							—

Net Fee Due							$196,220.79

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of the common stock, $0.0001 par value per share (“Common Stock”) of Moderna, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents additional shares of the Registrant’s Common Stock automatically reserved and available for issuance under the Moderna, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”) resulting from the annual “evergreen” increase in the number of authorized shares reserved and available for issuance under the 2018 Plan on January 1, 2024. The annual increase was equal to four percent (4%) of the number of shares of Common Stock issued and outstanding on January 1, 2024. Shares available for issuance under the 2018 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on December 7, 2018 (File No. 333-228718), March 13, 2019 (File No. 333-230245) and February 27, 2020 (File No. 333-236713).

(3)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $87.05 was computed by averaging the $88.57 (high) and $85.53 (low) prices of a share of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 21, 2024.